PURCHASE AND SALE AGREEMENT

BETWEEN

VENIS EXPLORATION COMPANY, INC. , SILVERBACK, LLC,

DWAIN VENIS, BONNIE VENIS aka BONNIE J. VENIS aka BONNIE J. GEYMAN and her

husband, Tom Geyman,

BONNIE J. VENIS AS TRUSTEE

OF THE BONNIE J. 1996 TRUST under AGREEMENT dated June 19, 1996

AND EXTRO, INC.

AS SELLER

AND

ALPHA ENERGY, INC. AND KONAWA DORA, LLC

AS BUYER

Dated as of

May 17, 2022

605251015.2

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement") dated as of May 17, 2022, is by and between **VENIS EXPLORATION COMPANY,** an Oklahoma corporation whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817, **DWAIN VENIS**, a single man, whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817, **BONNIE VENIS AKA BONNIE J. VENIS AKA BONNIE J. GEYMAN**, a married woman whose husband is **TOM GEYMAN, BONNIE J. VENIS, TRUSTEE OF THE BONNIE J. 1996 TRUST under agreement dated June 19, 1996**, P.O. Box 9344, Longboat Key, FL 34228, and **EXTRO, INC**., an Oklahoma corporation, c/o Bonnie Geyman, P.O. Box 9344, Longboat Key, FL 34228 and **SILVERBACK, LLC**, an Oklahoma Limited Liability Company whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817 (collectively referred to herein as "Seller"), and **ALPHA ENERGY, INC**., a Colorado Corporation (75%) whose address is 14143 Denver West Parkway, Suite 100, Golden, CO 80401 and **KONAWA DORA, LLC,** an Oklahoma LLC (25%), whose address is 10201 Buffalo Ridge Rd, Edmond, OK 73025 (collectively referred to herein as "Buyer"). Seller and Buyer may be referred to individually herein as a "Party" or collectively herein as the "Parties".

Agreement

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Purchase and Sale

Seller agrees to sell, and Buyer agrees to purchase all of Seller's right, title, and interest in the Assets (as defined in Section 1.2 below) under the terms and conditions set forth herein.

1.2 Assets.

All of Seller's right, title, and interest in and to the following, to the extent transferable, shall be referred to collectively as the "Assets:"

(a). The lands described in Exhibit "A" (the "Lands") and the oil and gas leases, mineral interests and other interests specifically described in Exhibit "A-1" (collectively the "Leases") covering the Lands and any other lands not described in Exhibit "A" ; the Surface of the Lands described in Exhibit "A-2" (collectively, the "Surface"); and the oil, gas and all other hydrocarbons ("Hydrocarbons") attributable to Seller's interests in, on or under the lands covered by the Leases and produced after the Effective Time (as defined in Section 1.3); and all other oil and gas interests of every kind and nature in and to the Leases and the Lands.

(b). The oil and gas wells, injection wells, and salt water disposal wells specifically described in Exhibit "B" (collectively, the "Wells") and all personal property, fixtures, improvements, permits, rights-of-way, pipelines, gathering systems, and easements used in connection with the production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or water

produced from the properties and interests described in Subsection 1.2(a) to the extent they are associated with the Wells and/or located on the Leases as of the Effective Time and described in Exhibit "C" (collectively, the "Equipment").

(c). The rights in and to (i) all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the units created thereby to the extent that they relate to the properties and interests described in Subsections 1.2(a) and (b) and to the production of Hydrocarbons, if any, attributable to said properties and interests after the Effective Time; and (ii) all existing and effective sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, farmout agreements and other contracts, agreements and instruments, and governmental permits and authorizations, insofar only as they relate to Seller's properties and interests described in Subsections 1.2 (a) and (b) (collectively, the "Agreements").

(d). The gas gathering, processing and compression systems, oil gathering systems, and water transfer systems specifically set forth on Exhibit "D" ("Gathering Systems"), and all personal property, equipment, fixtures, improvements, permits, rights-of-way, and easements used in connection therewith.

(e). The files, records and data relating directly to the items described in Subsections 1.2(a) through (d) owned by Seller (the "Records").

(f). All other interests, if any, owned by Seller in and to the Lands, Leases, Wells, Equipment, Agreements, Gathering Systems and Records.

1.3 Effective Time. The purchase and sale of the Assets shall be effective as of May 1, 2022, at 7:00 A.M. Central Time (the "Effective Time").

ARTICLE II

PURCHASE PRICE

2.1 Consideration.

(a) Purchase Price. The total cash purchase price for the Assets shall be Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Purchase Price"). At Closing, Buyer shall pay Seller the Purchase Price, as adjusted pursuant to Section 2.3.

(b) Escrow Payment. Within three business days after execution of this Agreement, Buyer shall deposit the sum of Twenty-Five Thousand Dollars ($25,000.00) in an escrow account with ______________________________ (the "Escrow Agent") as evidence of Buyer's intent to consummate the purchase of the Assets as described herein, subject to the terms and conditions of this Agreement. At the closing of the purchase of the Assets the Escrow Payment shall be credited against the final purchase price paid to Seller by Buyer. If Buyer is permitted in accordance with the termination provisions of this Agreement to not consummate the purchase of the Assets, then said Escrow Payment shall be released to Buyer by the Escrow Agent immediately upon termination of the Agreement. If Buyer fails to consummate the purchase of the Assets for any reason other than as permitted under the

termination provisions of this Agreement, then the Escrow Agent shall release the Escrow Payment to Seller as liquidated damages and as Seller's sole remedy for such failure by Buyer.

(c) Assignment of Overriding Royalty. As additional consideration for the purchase of the Assets, Buyer shall convey to Seller, at Closing, a 2% Overriding Royalty Interest (the "ORRI") of all hydrocarbons produced, saved and sold after the Effective Time from the interests described on Exhibit "A-1". The ORRI shall be conveyed to Seller free of clear of any cost and expense of the development and operation of said interests, except taxes applicable to the ORRI and the production attributable thereto. The ORRI shall be subject to proportionate reduction in the event the interests owned by Seller in the Leases and Lands at the time of closing do not cover all production from said Leases and Lands. The ORRI shall be conveyed to Seller by the form of ORRI Assignment attached hereto as Exhibit F-2.

2.2 Allocation of the Purchase Price. The Purchase Price shall be allocated by well as set forth on Exhibit "E" . The value allocated to an interest as set forth on Exhibit "E" may be referred to as the "Allocated Value" for that interest.

2.3 Adjustments to Purchase Price.

The Purchase Price shall be adjusted according to this Section 2.3. The Purchase Price shall be adjusted at Closing pursuant to a "Preliminary Settlement Statement" prepared by Buyer and submitted to Seller three (3) business days prior to Closing for Seller's comment and review. The Preliminary Settlement Statement shall set forth the Closing Amount (as hereinafter defined) and all adjustments to the Purchase Price and associated calculations. The term "Closing Amount" means the Purchase Price adjusted as provided in this Section 2.3, using the best information available. After Closing, the Purchase Price shall be adjusted pursuant to the Final Settlement Statement delivered pursuant to Section 10.1.

(a) Upward Adjustments. The Purchase Price shall be adjusted upward by the following:

(1) the amount of all actual direct costs and expenses attributable to the Assets paid by or on behalf of Seller that are, in accordance with customary industry accounting practices, attributable to the period after the Effective Time, including without limitation, royalties, rentals, drilling expenses, gas marketing fees, overhead and other operation expenditures chargeable under applicable operating agreements consistent with the standards established by the *Council of Petroleum Accountants Societies of North America* ("COPAS"), capital investments and Taxes (as defined in Section 7.1 and to be apportioned between Buyer and Seller as set forth in Article VIII);

(2) an amount equal to all prepaid expenses attributable to the Assets, as applicable, after the Effective Time that were paid by or on behalf of Seller, including without limitation, applicable insurance costs, prepaid utility charges, rentals (to be apportioned as of the Effective Time);

(3) the value of all oil contained in the storage tanks, less 1'4" in each tank for BS&W, using the WTI oil price, less normal differentials, and reduced to Seller's interest.

(4) proceeds (net of gathering) received by Buyer which are attributable, in accordance with customary industry accounting practices, to production from the Assets prior to the Effective Time; and

(5) any other upward adjustments contemplated herein.

(b) Downward Adjustments. The Purchase Price shall be adjusted downward by the following:

(1) proceeds (net of gathering fees) received by Seller which are attributable, in accordance with customary industry accounting practices, to production from the Assets after the Effective Time;

(2) the amount of all unpaid costs and expenses attributable to the Assets that are, in accordance with customary industry accounting practices, attributable to the period before the Effective Time and charged or properly chargeable to the account of Seller, including without limitation, royalties, drilling expenses, other operation expenditures chargeable under applicable operating agreements consistent with COPAS standards and Taxes (such Taxes to be apportioned between Buyer and Seller as set forth in Article VIII);

(3) an amount equal to the sum of all Defect Adjustments (as defined in Subsection 4.2 (c)(1)); and

(4) any other downward adjustments contemplated herein.

ARTICLE III
BUYER'S INSPECTION

3.1 Access to Records.

Upon execution of this Agreement, Seller will disclose and make available to Buyer and its representatives for inspection and review during Seller's normal business hours, until 5:00 p.m., Central Time, on July 29, 2022, all Records as may be reasonably requested by Buyer for the purpose of permitting Buyer to perform its due diligence review. Seller shall permit Buyer to inspect the Records only to the extent, in each case, that Seller may do so without violating any obligation of confidence or contractual commitment of Seller to a third party. Subject to the consent and cooperation of other third parties, which Seller shall make reasonable efforts to obtain, Seller will reasonably cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional information as Buyer may reasonably desire, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party. With respect to Buyer's review of the Records, Seller makes no warranty or representation of any kind as to the Records or any information contained therein, except that Seller represents to the best of its knowledge that it has the right to make the same available hereunder, and Buyer agrees that any conclusions drawn therefrom shall be the result of its own independent review and judgment.

3.2 Access to Assets.

Upon execution of this Agreement until 5:00 p.m., Central Time, on July 29, 2022, Seller shall consult with Buyer during reasonable business hours and, upon advance notice and to the extent within its control, shall allow Buyer to conduct, at Buyer's sole risk and expense, on-site inspections, and environmental assessments of the Assets. If Buyer, or its agents, prepares an environmental assessment of any property, Buyer shall furnish copies of such assessments to Seller. Buyer shall furnish copies of

supporting documentation used in the preparation of the final version of such assessments to Seller. In connection with granting such access, Buyer waives, releases, and agrees to indemnify Seller, and their respective directors, officers, employees, agents, trustees, and representatives against all claims for injury to, or death of, persons or damage to property arising in any way from the access afforded to Buyer hereunder or the activities of Buyer, unless caused by the gross negligence or willful misconduct of Seller or its employees and agents. This waiver, release and indemnity by Buyer shall survive termination of this Agreement.

ARTICLE IV
TITLE AND ENVIRONMENTAL MATTERS

4.1 Defensible Title to the Assets.

(a) Defensible Title—Exhibits "A," "A-1" and "B" Assets. The term "Defensible Title" with respect to the Assets described on Exhibits "A", "A-1" and "B" means such title held of record by Seller, that, subject to and except for Permitted Encumbrances (as defined in Subsection 4.1 (b)): (i) entitles Seller to receive not less than the net revenue interest set forth on Exhibit "B" ("NRI"); (ii) obligates Seller to bear costs and expenses relating to the maintenance, development, operation and the production of Hydrocarbons from each Well in an amount not greater than the working interest set forth in Exhibit "B" ("WI"); (iii) entitles Seller to the number of lease net acres shown on Exhibit "A-1" ("Leasehold") and (iv) is free and clear of encumbrances, liens and defects that would create a material impairment of use and enjoyment of or loss of interest in the affected property in accordance with the Oklahoma Bar Association title standards.

(b) Permitted Encumbrances. The term "Permitted Encumbrances" shall mean:

(1) lessors' royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar burdens if the net cumulative effect of such burdens does not operate to reduce the NRI below that set forth in Exhibit "B";

(2) liens for taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(3) all rights to consent by, required notices to, filings with, or other actions by federal, state, or local governmental bodies, authorities and agencies in connection with the sale or conveyance of the Assets if the same are customarily sought subsequent to such sale or conveyance;

(4) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the properties or any restriction on access thereto and that do not interfere with the operation of the affected property;

(5) such Defects (as defined in Section 4.2) as Buyer has waived in writing;

(6) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets (i) if such liens and charges have not been filed pursuant to law

and the time for filing such liens and charges has expired, (ii) if filed, such liens and charges have not yet become delinquent or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

(7) rights reserved to or vested in any federal, state, or local governmental body, authority, or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations, and orders of general applicability in the area of the Assets; and

(8) liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet delinquent or, if delinquent, being contested in good faith in the ordinary course of business.

(c) Defect. The term "Defect" means any circumstance, encumbrance, encroachment, irregularity, defect in or objection to real property title, excluding Permitted Encumbrances, that alone or in combination with other defects renders Seller's title less than either Defensible Title (as defined above) or Marketable Title in accordance with the Oklahoma Bar Association title standards. The term "Defect" shall also include any environmental defect (including, without limitation, air, land, soil, surface and subsurface strata, surface water, groundwater, or sediments) which can reasonably be expected to give rise to a violation of, or required remediation under, any Environmental Law (as defined in Section 5.8) in effect before the Closing Date in the jurisdiction in which such Asset is located.

4.2 Purchase Price Adjustments for Defective Interests.

(a) Defective Interest. "Defective Interest" means such Asset affected by a Defect. The amount by which the Allocated Value of an Asset has been reduced by a Defect (the "Defect Value") shall be calculated pursuant to Subsection 4.2(d).

(b) Notice of Defective Interest. Buyer shall give Seller written notice of any Defective Interests ("Notice of Defective Interests") as soon as possible but no later than July 15, 2022, at 5:00 p.m. Central Time ("Defect Notice Date") provided; however, Buyer may only give notice for each Defective Interest which shall have a Defect Value of $7,500.00 or more (the "Individual Defect Threshold"). Such notice shall be in writing and shall include the following: (i) a description of each Defective Interest; (ii) the basis for each Defective Interest, and, if the basis is derived from any document, a copy of such document (or pertinent part thereof) shall be attached or if the basis is derived from any gap in Seller's chain of title, the documents preceding and following the gap shall be attached; (iii) the Allocated Value of the affected Asset; and (iv) Buyer's good faith estimate of the Defect Value and the computations upon which Buyer's estimate is based. Any matters not described in said Notice of Defective Interests shall conclusively be deemed to have been waived and accepted by Buyer and shall be deemed Permitted Encumbrances hereunder.

(c) Defect Adjustments.

(1) Subject to Subsections 4.2 (a) and (b), if an Asset is affected by Defective Interests, the Purchase Price shall be reduced in accordance with Section 2.3 by the Defect Value (which reduction shall be called a "Defect Adjustment") unless, to Buyer's reasonable satisfaction (i) the basis for treating such property as a Defective Interest has been removed by Seller at its sole cost and expense prior to Closing, or (ii) Buyer agrees to waive in writing the relevant Defect, or (iii) Seller elects on or before three (3) days prior to Closing to cure such Defect no later than 60 days after Closing.

(2) If Seller elects to cure the relevant Defect post-Closing, Seller shall notify Buyer on or before Closing. If Seller does not cure a Defect, to Buyer's reasonable satisfaction, within the 60-day time period immediately following Closing, the amount of the Defect Value shall be distributed to Buyer on the Final Settlement Date. Any disputes as to the adequacy of Seller's curative material will be handled by the dispute resolution mechanism set forth in Section 4.4.

(d) Defect Value. In determining which portion of the properties is a Defective Interest, it is the intent of the parties to include, to the extent possible, only that portion of the property materially and adversely affected by the Defect or basis for such property being treated as a Defective Interest. The Defect Value shall not exceed the Allocated Value of the Asset and shall be determined by the parties in good faith taking into account all relevant factors, including without limitation, the following:

(1) The Allocated Value of the affected Asset;

(2) The potential or actual reduction in the NRI of the Defective Interest, or the potential or actual increase in the WI to the extent such increase is not accompanied by a corresponding increase in NRI;

(3) The current status of the Defective Interest (i.e., proved developed producing, etc.) and if such interest is producing, the present value of the future income expected to be produced therefrom;

(4) If the Defect represents only a possibility of title failure, the probability that such failure will occur;

(5) The legal effect of the Defect;

(6) If the Defect is a lien or encumbrance on the property, the cost of removing such lien or encumbrance; and

(7) If the Defect is an environmental defect, the estimated costs, and expenses net to Seller's interest in the affected portion of the Assets to correct and/or remediate such environmental defect consistent with applicable Environmental Laws.

4.3 Casualty Loss.

Prior to Closing, if a portion of the Assets is destroyed by fire or other casualty or is taken or threatened to be taken in condemnation or under the right of eminent domain ("Casualty Loss"), Buyer shall have the right to either (i) purchase the Asset at Closing for the Allocated Value of the Asset, reduced by the estimated cost to repair or replace such Asset (with equipment of similar utility) up to the Allocated Value thereof (the reduction being the "Net Casualty Loss"), or (ii) exclude the Asset from the purchase at Closing and reduce the Purchase Price by the Allocated Value thereof. Any dispute concerning the amount of Net Casualty Loss shall be resolved pursuant to Section 4.4. In the event of a Casualty Loss, Seller shall retain all awards, payments and claims related to such loss.

4.4 Dispute Resolution.

The Parties agree to resolve disputes concerning the following matters pursuant to this Section 4.4: (i) the existence of a Defect, (ii) the Defect Value of that portion of the Asset affected by a Defect, (iii) the amount of Net Casualty Loss, and (iv) the adequacy of Seller's Defect curative materials submitted pursuant to Subsections 4.2(c) (collectively, the "Disputed Matters"). The Parties agree to attempt to initially resolve all disputes through good faith negotiations. If a Disputed Matter is not resolved within 15 days after commencing negotiations, then the Disputed Matters shall be finally determined by an independent accounting, legal or engineering firm, as appropriate, chosen by Seller and acceptable to Buyer, but not currently or within the past two years performing professional services for

Seller or Buyer (the "Title Arbitrators"), taking into account the factors set forth in this Article IV and employing such independent attorneys and petroleum engineers as such firm deems necessary and that meet the same requirements. On or before 15 days after selection of the Title Arbitrators, Buyer and Seller shall present their respective positions in writing to the Title Arbitrators, together with such evidence as each Party deems appropriate. The Title Arbitrators shall be instructed to resolve the dispute through a final decision within 15 days after receipt of each Party's written position. The costs incurred in employing the Title Arbitrators shall be borne equally by the Seller and Buyer.

4.5 Termination. The Buyer may terminate this agreement up and until July 5, 2022, for any reason whatsoever, including but not limited to restricted access to the assets or lack of access to records or incomplete records or excess permitted liens Notwithstanding the foregoing, if the aggregate of the Defect Values, as claimed by Buyer exceeds thirty percent (30%) of the Purchase Price, Buyer or Seller may terminate this Agreement upon written notice to the other Party delivered no later than 5:00 p.m. on the day before the scheduled Closing Date; provided, however, that Buyer, at its sole discretion, may elect to waive all or any portion of any Title Defect to reduce the aggregate Title Defect Amount below such percentage in which event this Agreement shall remain in full force and effect. If Buyer or Seller has elected to exercise this right of termination and the other Party does not agree that the right of termination has been triggered, the non-terminating Party shall notify the terminating Party on or before 5:00 p.m. on the day after said notice is received and thereafter, unless the Parties are able to resolve the dispute within three (3) days, the matter shall be determined by binding arbitration pursuant to Section 12.16. In the event of an objection over whether the right to terminate has been triggered, the Closing shall be extended until three (3) business days after the dispute is resolved by the Parties as provided in this Section 4.5 or the Parties receive a final decision from the arbitrator, whichever is applicable.

4.6 Preferential Rights and Consents.

(a) Pre-Closing. If Buyer discovers any properties that require consent to assign or contain preferential purchase rights, Buyer shall notify Seller promptly. Seller shall use reasonable efforts to obtain such required consents and to give notices required in connection with preferential purchase rights prior to Closing.

(b) Consents. If a necessary consent to assign any Lease has not been obtained as of the Closing, and an assignment of the affected Lease without such consent would result in the termination of such Lease, then at Buyer's option, either (i) the portion of the Assets for which such consent has not been obtained shall be excluded from the Assets and the Purchase Price shall be reduced by the Allocated Value for such portion, or (ii) (A) the portion of the Assets for which such consent has not been obtained shall not be excluded from the Assets at the Closing, (B) Seller shall use its reasonable efforts to, but shall not be required to, obtain such consent as promptly as possible following Closing, and (C) if such consent has not been obtained as of the Final Settlement Date (1) the portion of the Assets for which the necessary consent has not been obtained shall be reconveyed by Buyer to Seller effective as of the Effective Time (free and clear of encumbrances arising by, through or under Buyer) and shall be excluded from the Assets and (2) Seller shall pay to Buyer the Allocated Value (or lesser amount paid if there has been a reduction in the Purchase Price) for such reconveyed portion less the net proceeds of production that have been received by Buyer as of the time of the reconveyance. Buyer shall reasonably cooperate with Seller in obtaining any required consent including providing assurances of reasonable financial conditions, but neither Seller nor Buyer shall be required to expend funds or make any other type of financial commitments as a condition of obtaining such consent.

(c) Preferential Rights. If any preferential right to purchase any portion of the Assets is validly exercised prior to the Closing Date, then that portion of the Assets for which such preferential

right is so exercised shall be excluded from the Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets.

ARTICLE V
SELLER'S REPRESENTATIONS AND WARRANTIES

Seller makes the following representations and warranties set forth below. Each party included in Seller shall be jointly and severally liable for the representations and warranties made by all the parties included in Seller as set forth below.

5.1 Organization and Standing.

Venis Exploration Company Inc is a corporation duly organized and validly existing under the laws of Oklahoma. Venis is duly qualified to carry on its business in each state and with any agency where failure to be so qualified could adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

Extro, Inc. is a corporation duly organized and validly existing under the laws of Oklahoma. Extro is duly qualified to carry on its business in each state and with any agency where failure to be so qualified could adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

Silverback, LLC is a Limited Liability Company duly organized and validly existing under the laws of Oklahoma. Silverback is duly qualified to carry on its business in each state and with any agency where failure to be so qualified could adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

Dwain Venis is a single man duly capable of carrying on his business in each state and with any agency where failure to be so qualified can adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman, individually and as Trustee of the Bonnie J. 1996 Trust under agreement dated June 19, 1996 is a married woman whose husband is Tom Geyman and both Bonnie Geyman and her husband, Tom Geyman, are duly capable of carrying on their business in each state and with any agency where failure to be so qualified can adversely affect the Assets of consummation of the transactions contemplated under this Agreement. The husband of Bonnie Venis/Geyman has duly executed, ratified and confirmed this Agreement and agreed that he is legally bound by and subject to all the terms and conditions of this Agreement.

5.2 Power.

Seller has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of any Seller's governing documents or any material provision of any agreement or instrument to which any Seller is a party or by which it is bound, or, to any Seller's knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

5.3 Authorization and Enforceability.

The execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly and validly authorized by all requisite action on behalf of Seller. This Agreement constitutes Seller's legal, valid, and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.4 Liability for Brokers' Fees.

Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

5.5 No Bankruptcy.

There are no bankruptcy proceedings pending, being contemplated by or, to the knowledge of any Seller, based upon reasonable inquiry and investigation, threatened against any Seller.

5.6 Litigation.

There is not currently and seller has is not aware of any pending or threatened proceeding, action, suit, claim or investigation by any third party or before any federal, state, or other governmental court, department, board, agency or other instrumentality or any arbitrator, board of arbitration or similar entity involving Seller and the Assets.

5.7 Liens and Encumbrances.

Other than Permitted Encumbrances, at Closing the Assets shall be conveyed to Buyer free and clear of all liens, mortgages, and other encumbrances.

5.8 Environmental Matters

Seller has not received any notice from any governmental authority asserting the existence of any violation of any applicable Environmental Laws. The term "Environmental Laws" refers to statutes, compacts, treaties, conventions, rules, regulations, codes, plans, requirements, permits, authorizations, waivers, criteria, standards, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered by any federal, state or local governmental body, authority or agency, or at common law, relating to use, storage, emissions, discharges, cleanup, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes on or into the environment (including without limitation ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and non-tributary), land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Pollutants. The term "Environmental Laws" shall not include laws concerning (i) Naturally occurring Radioactive Material contained in oil field equipment; (ii) Man Made Material Fibers properly affixed to oil field equipment; (iii) plugging and abandonment of Wells; or (iv) employee health and safety. Unless specified otherwise, Environmental Laws means such laws as they were in effect as of the Effective Time.

5.9 Taxes.

Seller has paid all bills for Taxes due on the Assets.

5.10 Noncontravention

The execution, delivery and performance of this Agreement, and the completion of the Transaction by the Seller will not (a) conflict with or result in the violation or breach of, or default under, the provisions of the organizational documents of the Companies; (b) conflict with, require the consent of, notice to, or action by any Person under, or result in a breach or violation of any material term or provision of, or (with or without notice or passage of time, or both) constitute a default under, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel pursuant to, any material agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of his properties and assets are subject; (c) conflict with or result in a violation or breach of any provisions of any Law, or any order, rule, regulation, injunction, writ or decree of any Authority having jurisdiction over the Seller or his property or assets; or (d) result in the creation or imposition of any Lien upon the Assets.

5.11 Legal Compliance; Permits.

(a) The Seller has conducted its business in compliance with all Laws applicable to it or its Business, properties or assets.

(b) All Permits required for the Assets have been obtained by it and are valid and in full force and effect. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

5.12 Title to Property and Assets; Sufficiency of Assets.

The Seller has good, valid and marketable title to, or a valid leasehold interest in, all tangible and intangible properties and assets of any nature which relate to, or are used or held for use in connection with, the Assets, free and clear of Liens except for Permitted Liens.

ARTICLE VI
BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties. Each party included in Buyer shall be liable only for such representations as are applicable to such party.

6.1 Organization and Standing.

Alpha Energy, Inc. is a corporation duly organized and validly existing under the laws of Colorado and is duly qualified to carry on its respective business in each state and with each federal agency where failure to be so qualified could adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

Konawa Dora, LLC is a Limited Liability Company duly organized and validly existing under the laws of Oklahoma and is duly qualified to carry on its respective business in each state and with each

federal agency where failure to be so qualified could adversely affect the Assets or consummation of the transactions contemplated under this Agreement.

6.2 Power.

Buyer has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of its governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

6.3 Authorization and Enforceability.

The execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly and validly authorized by all requisite action on behalf of Buyer. This Agreement constitutes Buyer's legal, valid, and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

6.4 Liability for Brokers' Fees.

Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which any Seller shall have any responsibility whatsoever.

6.5 Litigation.

There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency, or governmental body pending or, to the best of Buyer's knowledge, threatened, against it before any governmental authority that impedes or is likely to impede its ability to consummate the transactions contemplated by this Agreement and to assume the liabilities to be assumed by it under this Agreement.

6.6 Financial Resources.

Buyer has the financial resources available to close the transaction contemplated by this Agreement without financing that is subject to any material contingency.

6.7 Independent Evaluation.

Buyer acknowledges that it is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing, and operating oil and gas properties such as the Assets. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the representations, warranties, covenants, and agreements of Seller and Buyer set forth in this Agreement and Buyer's independent due diligence and investigation of the Assets, and has been advised by and has relied solely on its own expertise and its own legal, tax, operations, environmental, reservoir engineering, and other professional counsel and advisors concerning this transaction, the Assets and the value thereof. In addition, Buyer acknowledges and agrees

that Buyer will be or has been advised by and relies solely on its own expertise, and its legal counsel, and any advisors or experts concerning matters relating to Defects.

ARTICLE VII
TAX MATTERS

7.1 Apportionment of Tax Liability.

"Taxes" shall mean all ad valorem, property, production, excise, net proceeds, severance, windfall profit and all other taxes and similar obligations assessed against the Assets or based upon or measured by the ownership of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom, other than income franchise and gross receipts taxes. All Taxes shall be prorated between Seller and Buyer as of the Effective Time for all taxable periods including those that include the Effective Time; provided, however, that any Taxes determined by the value of any production shall be deemed to be attributable to the period with respect to which such Taxes are assessed, regardless of the year in which the production occurred.

7.2 Calculation of Tax Liability.

Consistent with Section 7.1 and with respect to the liability for Taxes apportioned therein, if any Taxes relating to the ownership or operation of Assets are incurred by Seller for a tax period which commences prior to the Effective Time, then the respective Parties' liability, if any, for such Taxes for both the period prior to the Effective Time and the period subsequent to the Effective Time shall be determined by prorating such Taxes to Seller in the ratio that the number of days in the taxable period or assessment period, as appropriate, before the Effective Time bears to the total number of days in the taxable period or assessment period, as appropriate, and to the Buyer in the ratio that the number of days in the taxable period or assessment period, as appropriate, on or after the Effective Time bears to the total number of days in the taxable period or assessment period, as appropriate. Based on the best current information available as of Closing, the proration shall be made between the Parties as an adjustment to the Purchase Price pursuant to Section 2.3 and shall be adjusted in the final settlement of Taxes between the Parties based on actual liabilities.

7.3 Tax Reports and Returns.

For the tax period in which the Effective Time occurs, Seller agrees to immediately forward to Buyer any such tax reports and returns received by Seller after Closing and provide Buyer with any information Seller has that is necessary for Buyer to file any required tax reports and returns. Buyer agrees to file all tax returns and reports applicable to the Assets and required to be filed after the Closing.

7.4 Sales Taxes and Recording Fees.

The Purchase Price excludes, and any liability for any sales, documentary and use taxes and other taxes that may be imposed on any transfer of the Assets pursuant to this Agreement shall be shared equally by Seller and Buyer. Buyer shall be responsible for the recording and filing of the transfer documents. The cost of recording the transfer documents in the county records and the filing of transfer documents with state agencies shall be shared equally by Seller and Buyer. Seller shall, in accordance with applicable law, collect from Buyer its share of, and remit to applicable taxing authorities any sales or similar taxes that are required to be paid as a result of the transfer of the Assets to Buyer. If the transfer of

the Assets is exempt from applicable sales or similar taxes, at Closing Buyer shall, if appropriate or necessary, provide Seller with executed exemption certificates or other documentation acceptable under applicable law.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1 Seller's Conditions.

The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) All representations and warranties of Buyer contained herein shall be true in all material respects at and as of the Closing in accordance with their terms as if such representations and warranties were remade at and as of the Closing;

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing;

(c) Fulfillment of Obligations, Covenants and Agreements. All obligations, covenants and agreements of the Seller to be performed hereunder through, and including, the Closing Date shall have been fully performed or complied with in all material respects;

(d) No Actions. No action, suit or proceeding, investigation, claim or demand shall exist where an unfavorable injunction, judgment, order, decree, ruling or charge would prevent completion of the Transaction (and no such injunction, judgment, order, decree, ruling or charge shall be in effect). No Action shall have been commenced against the Purchaser, the Seller or the Companies, which would prevent the Closing. No injunction or restraining order shall have been issued by any Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby;

(e) Material Adverse Effect. From the Effective Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect;

(f) Seller has not given notice of termination pursuant to Section 4.5; and

(g) Buyer shall be able, willing, and prepared to tender performance required by Section 11.1.

8.2 Buyer's Conditions.

The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) All representations and warranties of Seller contained herein shall be true in all material respects at and as of the Closing in accordance with their terms as if such representations and warranties were remade at and as of the Closing;

(b) No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of Closing;

(c) Buyer has not given notification of termination of this agreement pursuant to Section 4.5; and

(d) Seller shall be able, willing, and prepared to tender performance required by Section 9.2.

ARTICLE IX
CLOSING

9.1 Date of Closing.

Unless otherwise agreed to in writing and subject to the conditions stated in this Agreement, consummation of the transactions contemplated hereby (the "Closing") shall be held on or before August 1, 2022. The date the Closing actually occurs is called the "Closing Date."

9.2 Closing Obligations.

At Closing, the following events shall occur, each being a condition precedent to the others, and each being deemed to have occurred simultaneously with the others:

(a) Seller and Buyer shall execute and acknowledge an Assignment, Bill of Sale and Conveyance, Warranty Deed, and Assignment of ORRI, in substantially the form attached hereto as Exhibit "F", Exhibit "F-1", and Exhibit "F-2" ("Alpha Energy Assignment") conveying the Assets to Alpha Energy, Inc. (75%) and Konawa Dora, LLC (25%) as of the Effective Time;

(b) Seller and Buyer shall execute and acknowledge such other assignments, bills of sale or deeds necessary to transfer the Assets to Buyer including without limitation any conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations;

(c) Seller and Buyer shall execute and deliver the Preliminary Settlement Statement;

(d) Seller and Buyer shall execute the letters in lieu of transfer orders described in Section 10.3;

(e) Buyer shall deliver to Seller's account using the account information provided to Buyer by Seller the Closing Amount by wire transfer in immediately available funds, or by such other method as may be agreed to by the Parties hereto;

(f) execute and deliver any documents or instruments required by any Governmental Authority in order to transfer operatorship of the Assets to Buyer;

(g) Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement;

(h) Each Seller shall execute a Non-Foreign Affidavit in form satisfactory to Buyer in its reasonable discretion in conformance with applicable Internal Revenue Service regulations; and

(i) Seller and Buyer shall execute all required instructions to the Escrow Agent concerning payment of the Escrow Amount as provided by this Agreement, and shall execute a form of mutually acceptable Holdback Escrow Agreement concerning the Holdback Amount pursuant to Section 12.19 below.

ARTICLE X
POST-CLOSING OBLIGATIONS

10.1 Post-Closing Adjustments.

(a) As soon as practicable after the Closing, but in no event later than 120 days after Closing, Buyer shall prepare and deliver to Seller, in accordance with customary industry accounting practices, the final settlement statement (the "Final Settlement Statement") setting forth each adjustment, including any adjustments related to imbalances, or payment that was not finally determined as of the Closing and showing the calculation of such adjustment and the resulting final purchase price (the "Final Purchase Price"). As soon as practicable after receipt of the Final Settlement Statement, but in no event later than on or before thirty (30) days after receipt of Buyer's proposed Final Settlement Statement, Seller shall deliver to Buyer a written report containing any changes that Seller proposes to make to the Final Settlement Statement. Seller's failure to deliver to Buyer a written report detailing proposed changes to the Final Settlement Statement by that date shall be deemed an acceptance by Seller of the Final Settlement Statement as submitted by Buyer. The Parties shall agree with respect to the changes proposed by Seller, if any, no later than forty-five (45) days after receipt of Buyer's proposed Final Settlement Statement. The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be herein called the "Final Settlement Date." If the Final Purchase Price is more than the Closing Amount, Buyer shall pay Seller (to Seller's account using the account information previously furnished to Buyer unless otherwise instructed by Buyer) on behalf of Seller the amount of such difference. If the Final Purchase Price is less than the Closing Amount, Seller shall pay to Buyer the amount of such difference. In either event, payment shall be made by wire transfer in immediately available funds or, if the amount of such difference is less than $1,000.00, by cashier's check or such other method acceptable by the other Party. Payment by Buyer or Seller, as the case may be, shall be within five days of the Final Settlement Date.

(b) Dispute Resolution. If the Parties are unable to resolve a dispute as to the Final Purchase Price by forty-five (45) days after Buyer's receipt of Seller's proposed Final Settlement Statement, the Parties shall submit the dispute to binding arbitration to be conducted by a third-party accounting firm selected by Buyer and acceptable to Seller, and not currently or within the past two (2) years performing professional services for Seller or Buyer (the "Accountants") in accordance with the following procedures. No later than thirty (30) days after initiating the arbitration procedure, the Parties shall present their respective positions in writing to the Accountants, together with such evidence as each Party deems appropriate. The Accountants shall be instructed to resolve the dispute through a final decision within 15 days after receipt of each Party's written position. The costs incurred in employing the Accountants shall be borne equally by the Seller and Buyer. A decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court. Without the consent of both Seller and Buyer, the arbitration shall not determine any issues other than adjustments to be made pursuant to Section 2.3; all other disputes shall be handled pursuant to the provisions of Sections 4.4 and 12.16.

10.2 Records.

On the Closing Date, Seller shall make the Records available for pick up by Buyer. Seller may retain copies of the Records at its own expense and Seller and Seller's predecessors in title shall have the right to review and copy the Records during standard business hours upon reasonable notice for a period of two (2) years after the Closing. Buyer agrees not to destroy or otherwise dispose of the Records for such period without giving Seller reasonable notice and an opportunity to copy said Records.

10.3 Letters-in-Lieu of Transfer Orders.

At Closing, Seller and Buyer shall execute and deliver letters in lieu of transfer orders, if such letters are needed, directing all purchasers of production to pay Buyer the proceeds attributable to production from the Assets from and after the Effective Time.

10.4 Additional Proceeds.

From and after the Closing, promptly after their receipt thereof, but only to the extent that such proceeds shall not have been the subject of an adjustment to the Purchase Price: (i) Seller agrees to pay promptly to Buyer any and all proceeds received by Seller that are attributable to the production of Hydrocarbons from the Assets on or after the Effective Time, and (ii) Buyer agrees to pay to Seller any and all proceeds that are attributable to the production of Hydrocarbons attributable to Seller's interests prior to the Effective Time, including without limitation, any of such proceeds that were held in suspense by the purchasers of production. All such payments to be made to Buyer shall include the royalty or mineral owners' share of production which may be received by Seller and which is not distributed to the royalty or mineral owner because of title defect or other similar reasons, and Buyer shall indemnify Seller against any claim by any such owner(s) arising out of the improper distribution or payment of such proceeds.

10.5 Further Assurances.

From time to time after Closing, Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order more effectively to assure to the other the full beneficial use and enjoyment of the Assets and otherwise to accomplish the purposes of the transactions contemplated by this Agreement.

ARTICLE XI
OBLIGATIONS AND INDEMNIFICATION

11.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations. Any covenants and agreements shall survive the Closing in accordance with their terms or shall survive until fully performed if no term is specified. The foregoing notwithstanding, any Losses which results from fraud or willful misconduct on the part of any Party may be asserted at any time following Closing.

11.2 Indemnification By The Seller. Subject to the other terms and conditions of this Agreement, the Seller shall indemnify and defend the Buyer against, and shall hold harmless from and against, and shall pay and reimburse for any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement.

11.3 Assumption of Liabilities and Obligations by Buyer.

Upon and after the Closing, except to the extent reflected in an upward Purchase Price adjustments, Buyer will assume and perform all the obligations, liabilities, and duties relating or with respect to the ownership and/or operation of the Assets that are attributable to periods from and after the Effective Time, together with the Plugging and Abandonment Obligations and all other obligations assumed by Buyer under this Agreement (collectively, the "Assumed Obligations"). Without limiting the generality of the foregoing, the Assumed Obligations shall also specifically include:

(a) Responsibility for the performance of all express and implied obligations under the instruments described in Exhibit A-1, together with all other instruments in the chain of title to such Assets, the Leases, and all other orders, contracts, and agreements to which the Assets are subject, including the payment of royalties and overriding royalties, in each case to the extent attributable to the periods from and after the Effective Time;

(b) Responsibility for compliance with all Laws now or hereafter in effect pertaining to the Assets, and the procurement and maintenance of all permits, consents, and authorizations of or required by governmental authorities in connection with the Assets, attributable to periods from and after the Effective Time.

11.4 Retention of Liabilities and Obligations by Seller.

After the Closing, Seller will retain responsibility for (a) the payment of all operating expenses and capital expenditures related to the Assets and attributable to Seller's ownership and/or its operation of the Assets prior to the Effective Time, (b) severance, ad valorem, production, property, personal property, and similar Taxes measured by the value of the Assets or measured by the production of Hydrocarbons attributable to all periods during which Seller owned the Assets prior to the Effective Time, and (c) the obligations, liabilities, and duties of Seller relating to or with respect to its ownership and/or operation of the Assets that are attributable to Seller's period of ownership of the Assets prior to the Effective Time (collectively the "Retained Obligations").

11.5 Plugging and Abandonment Obligations.

(a) Buyer's Obligations. Provided the Closing occurs, and to the extent not otherwise addressed by the express provisions of this Agreement, Buyer assumes its full responsibility and liability for the following plugging and abandonment obligations related to the Assets (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Assets before or after the Effective Time:

(1) The necessary and proper plugging and abandonment of all Wells on the Assets, in compliance with applicable Laws and the terms of the Leases;

(2) The necessary and proper decommissioning, removal, abandonment, and disposal of all structures, pipelines, facilities, equipment, abandoned Assets, junk, and other personal property located on or comprising any part of the Assets in compliance with applicable Laws and the terms of the Leases;

(3) The necessary and proper capping and burying of all associated flow lines located on or comprising any part of the Assets, to the extent required by applicable Laws, the Leases, or other contracts or agreements;

(4) The necessary and proper restoration of the Assets, both surface and subsurface, in compliance with any applicable Laws, the Leases, or any other applicable agreements;

(5) Any necessary clean-up or disposal of any part of the Assets contaminated by NORM, asbestos containing materials, lead based paint, or any other substances or materials considered to be hazardous under Laws, including Environmental Laws, and Laws relating to the protection of natural resources;

(6) All obligations arising from contractual requirements and demands made by governmental authorities or parties claiming a vested interest in any part of the Assets; and

(7) Obtaining and maintaining all bonds and securities, including supplemental or additional bonds or other securities, which may be required by contract or by governmental authorities.

(b) Standard of Operations. If Buyer is the operator, Buyer shall conduct all Plugging and Abandonment Obligations and all other operations with respect to the Assets in compliance with all Laws, including Environmental Laws and Laws (now or hereafter in effect) relating to the protection of natural resources.

11.6 Indemnification.

After the Closing, Buyer and Seller shall indemnify each other as follows:

(a) Seller's Indemnification of Buyer. Seller assumes all risk, liability, obligation and Losses (as defined below) in connection with, and shall defend, indemnify and save and hold harmless Buyer, its officers, directors, shareholders, partners, members, employees, representatives, agents, affiliates, trustees, beneficiaries, personal representatives, predecessors, successors and assigns from and against all Losses which arise from or in connection with Seller's Retained Liabilities.

(b) Buyer's Indemnification of Seller. Buyer assumes all risk, liability, obligation, and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, and its officers, directors, shareholders, partners, members, employees, representatives, agents, affiliates, trustees, beneficiaries, personal representatives, predecessors, successors and assigns, from and against all Losses which arise from or in connection with the Assumed Liabilities.

(c) "Losses" shall mean any actual loss, cost, expense, liability, damage, demands, suits, sanctions of every kind and character including reasonable fees and expenses of attorneys, technical experts, and expert witnesses reasonably incident to matters indemnified against.

ARTICLE XII

MISCELLANEOUS

12.1 Exhibits.

The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

12.2 Expenses.

Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, engineering, land, title, legal and accounting fees, costs, and expenses.

12.3 Notices.

All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if sent by facsimile transmission or email, as of the date and time on the delivery confirmation, (iii) if mailed, five business days after mailing, certified mail, return receipt requested, or (iv) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

If to Seller:

Venis Exploration Company, Inc.
13724 Leatherstem Lane
Aledo, TX 76008-1817
Attention: Shane Venis
Telephone: (949) 226-3536
Facsimile:
E-mail: shane.venis@yahoo.com

Dwain Venis
13724 Leatherstem Lane
Aledo, TX 76008-1817
Attention: Shane Venis
Telephone: (949) 226-3536
E-mail: shane.venis@yahoo.com

Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman, individually and as Trustee of the Bonnie J. 1996 Trust under Agreement dated June 19, 1996 and her husband, Tom Geyman
P.O. Box 9344
Longboat Key, FL 34228
Telephone: ____________________________

E-mail: ______________________

Extro, Inc.
P.O. Box 9344
Longboat Key, FL 34228
Attention: Bonnie Geyman
Telephone:_______________
E-mail: ________________

Silverback, LLC
13724 Leatherstem Lane
Aledo, TX 76008-1817
Attention: Shane Venis
Telephone: (949) 226-3536
E-mail: shane.venis@yahoo.com

If to Buyer:

Alpha Energy, Inc.
14143 Denver West Parkway
Suite 100
Golden, CO 80401
Attention: Joe Kelloff
Telephone: 303-808-2546
E-mail: jkelloff@alpha-energy.us
Attention: Jay Leaver
Telephone: 720-212-5489
E-mail: jleaver@alpha-energy.us

Konawa Dora, LLC
10201 Buffalo Ridge Rd
Edmond, OK 73025
Attention: Kent Pinson
Telephone: 405-613-9850
Facsimile: 405-359-6728
E-mail: kpinson@pinsonland.com

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

12.4 Amendments.

Except for waivers specifically provided for in this Agreement, this Agreement may not be amended, nor any rights hereunder waived except by an instrument in writing signed by the Party to be

charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

12.5 Assignment; Section 1031 Exchanges.

Neither Party shall assign all or any portion of its respective rights or delegate all or any portion of its respective duties hereunder without the written consent of the other Party, which consent shall not be unreasonably withheld.

Any of the Parties may elect to structure this transaction as a simultaneous like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. If a Party is entitled to receive cash pursuant to this Agreement (or pursuant to the exercise by a third party of a preferential right to purchase), the Party entitled to receive such cash may assign its rights under this Agreement to a qualified intermediary, and have the other Party transfer the cash directly to the qualified intermediary, to the extent necessary to enable the Party entitled to receive cash to consummate a deferred like-kind exchange by directing the qualified intermediary to reinvest the cash in like-kind property. The Parties agree to execute all documents, conveyances, or other instruments reasonably necessary to effectuate such a deferred like-kind exchange.

12.6 Announcements.

Seller and Buyer shall consult with each other with regard to all press releases and other announcements issued after the date of this Agreement concerning this Agreement or the transactions contemplated hereby and, except as may be required by or made pursuant to applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

12.7 Headings.

The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

12.8 Counterparts.

This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

12.9 References.

References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.

12.10 Governing Law.

This Agreement and the transactions contemplated hereby, and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Oklahoma. TC "14.13 Binding Effect"\l 2

12.11 Entire Agreement.

This Agreement constitutes the entire understanding among the Parties, their respective partners, shareholders, officers, directors, and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

12.12 Binding Effect.

This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

12.13 Survival.

Articles V, VI, X, and XI shall survive Closing indefinitely. Except as otherwise specifically provided herein, the remaining representations and warranties shall not survive the Closing.

12.14 Closing Conditions.

If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived.

12.15 No Third-Party Beneficiaries.

This Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns.

12.16 Arbitration.

Any dispute concerning this Agreement, except for disputes subject to resolution pursuant to Sections 4.4 or 10.1(b) shall be resolved by binding arbitration pursuant to the procedures outlined in this Section. The arbitration proceeding shall be governed by Colorado law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be before a neutral arbitrator mutually acceptable to Buyer and Seller. The arbitrator shall conduct a hearing no later than thirty (30) days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrator within thirty (30) days of the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitrator shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in the arbitration shall be made by a written opinion stating the reasons for the award made and any payment due pursuant to the arbitration shall be made within fifteen (15) days of arbitrator's decision. The final decision may be filed in a court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.

12.17 Disclaimer of Representations and Warranties.

Except as expressly set forth in this Agreement, the Parties hereto each disclaim all liability and responsibility for any other representation, warranty, statements or communications (orally or in writing) to any other Party (including, but not limited to, any information contained in any opinion, information or advice that may have been provided to any such Party by any partner, officer, member, trustee, beneficiary, stockholder, director, employee, agent, consultant, member, representative or contractor of such disclaiming Party or its affiliates or any engineer or engineering firm, or other agent, consultant or representative) wherever and however made, including, but not limited to, those made in any data room and any supplements or amendments thereto or during any negotiations. Without limiting the generality of the foregoing, but except as expressly set forth in this Agreement, none of the Parties makes any representation or warranty as to (a) the amount, value, quality or deliverability of petroleum, natural gas or other reserves attributable to the Assets, (b) any geological, geophysical, engineering or other interpretations, (c) the status of any payout accounts, or (d) predictions as to when any event will or will not occur or is likely to occur. All personal property included in the Assets is sold "AS IS, WHERE IS," and each of the Parties MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (i) MERCHANTABILITY, (ii) FITNESS FOR ANY PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (iv) CONDITION. The Parties agree that the preceding disclaimers of warranty are "conspicuous" disclaimers for purposes of any applicable law, rule, or order.

[SIGNATURES ON FOLLOWING PAGE]

BUYER:

ALPHA ENERGY, INC

By: ______________________

Name: Jay Leaver

Title: President

KONAWA DORA, LLC

By: ______________________

Name: R. Kent Pinson

Title: Manager

VENIS EXPLORATION COMPANY, INC.

By: Shane Venis

Name: Shane Venis

Title: President

DWAIN VENIS

BY: Dwain Venis

BONNIE VENUS AKA BONNIE J. VENUS AKA BONNIE J. GEYMAN, INDIVIDUALLY AND AS TRUSTEE OF THE BONNIE J 1996 TRUST UNDER AGREEMENT DATED JUNE 19, 1996

By: Bonnie J Geyman

TOM GEYMAN

By: Tom Geyman

EXTRO, INC.

BY: Bonnie J Geyman

Name: Bonnie J Geyman

Title: President

SILVERBACK, LLC

By: Shane Venis Dorbie Brown

Name: Shane Venis Dorbie Brown

Title: Owners

Exhibit "A"

This Exhibit "A" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer"

The "Lands"

Township 6 North, Range 6 East, Seminole County, OK.

The North Half (N/2) of Section 4

The North Half of the Northeast Quarter of Section 5

Township 7 North, Range 6 East, Seminole County, OK

The Southwest Quarter (SW/4) of Section 27

The South Half of the Southeast Quarter (S/2 SE/4) of Section 28

The North Half of the Southeast Quarter (N/2 SE/4) of Section 28

The South Half of the South Half (S/2 S/2) of Section 29

The East Half of the West Half (E/2 W/2), The Northeast Quarter (NE/4), the North Half of the Southeast Quarter (N/2 SE/4) and the Southeast Quarter of the Southeast (SE/4 SE/4) of Section 32

All of Section 33

The West Half of the West Half (W/2 W/2), The North Half of the Southeast Quarter of the Southwest Quarter (N/2 SE/4 SW/4), and the Southwest Quarter of the Southeast Quarter of the Southwest Quarter (SW/4 SE/4 SW/4) of Section 34

EXHIBIT "A-1"

This Exhibit "A-1" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
Clairs Raysor and Ethel M. Raysor, his wife	The Bradley Producing Corporation	1/28/1953	4	6N	6E	W/2 NW/4	808	285
Alex Taubman	Richard L. Pierce	1/5/1953	4	6N	6E	W/2 NW/4	806	251
Mrs. Amila Mistkowski (nee Minnie A. Raysor)	The Bradley Producing Corporation	12/17/1952	4	6N	6E	W/2 NW/4	806	249
William J. Harris	Richard L. Pierce	5/9/1952	4	6N	6E	W/2 NW/4	794	201
V.V. Harris, Jr.	Richard L. Pierce	5/9/1952	4	6N	6E	W/2 NW/4	794	203
Sally Greenfield	Richard L. Pierce	5/9/1952	4	6N	6E	W/2 NW/4	797	374
Dial Currin	Richard L. Pierce	5/9/1952	4	6N	6E	W/2 NW/4	797	376
Lillie E. Rosamond	Richard L. Pierce	5/21/1952	4	6N	6E	W/2 NW/4	797	378
Oscar Z. Fasman	Richard L. Pierce	5/9/1952	4	6N	6E	W/2 NW/4	797	380
G.S. Snider, et al	E.N. Jordan	11/18/1937	4	6N	6E	NE/4 NW/4	586	19
Beulah S. Drake	E.N. Jordan	11/18/1937	4	6N	6E	NE/4 NW/4	586	20
Grace Andrews, et al	E.N. Jordan	11/24/1937	4	6N	6E	NE/4 NW/4	586	61
Helen Phillips, et al	E.N. Jordan	12/8/1937	4	6N	6E	NE/4 NW/4	555	605
Lawrence H. Komman	E.N. Jordan	12/9/1937	4	6N	6E	NE/4 NW/4	555	612
Grace Andrews	J.E. Hall	12/16/1937	4	6N	6E	NE/4 NW/4	586	95
E.R. Cooper, et al	W.H. Foster	6/27/1937	4	6N	6E	NE/4 NW/4	555	46
Vernon V. Harris	Eugene Hall	12/7/1937	4	6N	6E	SE/4 NW/4	546	88
Roy & Nine Scroggin	Hugh E. Ledbetter	10/11/1952	4	6N	6E	SW/4 NE/4	801	81
Pearley Mae & C.E. Mallory	Hugh E. Ledbetter	10/11/1952	4	6N	6E	SW/4 NE/4	801	177
W.W. Atkinson, et al	Hugh E. Ledbetter	10/8/1952	4	6N	6E	SW/4 NE/4	799	255
Ollie Huckleberry,	Hugh E. Ledbetter	10/8/1952	4	6N	6E	SW/4 NE/4	799	251
J.B. & Ethel Scroggin	Hugh E. Ledbetter	10/11/1952	4	6N	6E	SW/4 NE/4	799	253
Stanley Scroggin, Gdn.	Hugh E. Ledbetter	10/29/1952	4	6N	6E	SW/4 NE/4	801	183
Ruby P. Norvell, et al	Hugh E. Ledbetter	10/30/1952	4	6N	6E	SW/4 NE/4	801	179
Rachel Colbert, Gdn.	Raycott Oil Company	2/4/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	190
E.D. Ramsey, Gdn.	Raycott Oil Company	2/4/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	189
Eliza Jefferson, et al	Raycott Oil Company	12/21/1937	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	151
M.M. Adams	Raycott Oil Company	1/22/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	160
V.V. Criswell & Irvin L. Wilson	Raycott Oil Company	1/24/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	163
W.L. Elder		1/12/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	142
M.E. Templeton	R.H. Pierce & Company, Inc.	1/12/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	146
Grace Andrews, et al	Raycott Oil Company	1/17/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	184
Grace Andrews, Gdn.	Raycott Oil Company	1/20/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	183
R.T. Harber	Raycott Oil Company	1/3/2028	4	6N	6E	NW/4 NE/4	586	108

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
George Huckleberry	Raycott Oil Company	1/20/1938	4	6N	6E	NE/4 NE/4	586	152
Anice Boles, et al	Raycott Oil Company	1/20/1938	4	6N	6E	NE/4 NE/4	586	182
Percey B. Millsap	Raycott Oil Company	2/1/1938	4	6N	6E	NE/4 NE/4	120	391
Nellie Eichenberger, et al	Raycott Oil Company	1/28/1938	4	6N	6E	NE/4 NE/4	586	199
Eda L. Meazel	C.R. Morris	1/11/1938	4	6N	6E	NE/4 NE/4	583	4
Joel Scroggin	C.R. Morris	1/10/1938	4	6N	6E	NE/4 NE/4 (or Lot 1)	583	6
Joel Scroggin	C.R. Morris	1/10/1938	4	6N	6E	SE/4 NE/4, NW/4 NE/4	583	5
W.S. & O.T. Damron	Raycott Oil Company	1/20/1938	4	6N	6E	SE/4 NE/4, NW/4 NE/4	583	10
R.T. Harber	Raycott Oil Company	2/9/1938	4	6N	6E	NE/4 NE/4, SE/4 NE/4	583	28
E.R. Cooper, et al	W.H. Foster	6/27/1935	4	6N	6E	E/2 NE/4, NW/4 NE/4	555	47
Melisha Barnett, et al	Dock Heam	4/11/1938	4	6N	6E	E/2 NE/4, NW/4 NE/4	586	301
V.V. Criswell &	I.R. McQueen	6/3/1938	4	6N	6E	N/2 NE/4, SE/4 NE/4	586	436
Omer McKown, Trustee	W.H. Foster	3/5/1935	4	6N	6E	NW/4 NE/4, SE/4 NE/4	132	429
Catherine Sutton	I.R. McQueen	6/15/1938	4	6N	6E	Lot 1 (NE/4 NE/4), Lot 2 (NW/4 NE/4), SE/4 NE/4	586	4443
Earl Sutton, Gdn.	I.R. McQueen	7/6/1938	4	6N	6E	Lot 1 (NE/4 NE/4), Lot 2 (NW/4 NE/4), SE/4 NE/4	586	466
Peerless Oil & Gas Company	F.E. McMillin, Jr.	7/12/1934	27	7N	6E	SW/4	538	58
Adams Royalty Company	F.E. McMillin, Jr.	6/15/1935	27	7N	6E	SW/4	538	60
W. Wood and his wife	W.T. Shelton	8/20/1934	27	7N	6E	SW/4	534	62
E.W. Whiteney, a single man, and Edythe S. Whitney, a single woman	The Bradley Producing Corporation	9/14/1953	28	7N	6E	SW/4 SE/4	825	294
Peerless Oil & Gas Company	F.E. McMillin, Jr.	7/12/1934	28	7N	6E	S/2 SE/4	538	58
Billie Wood, Lela Wood, now Stephens, and Bessie Wood, now Hensley	W.T. Shelton	8/30/1934	28	7N	6E	S/2 SE/4	538	37
Adams Royalty Company	F.E. McMillin, Jr.	6/15/1934	28	7N	6E	S/2 SE/4	538	49
Billie Wood, guardian of Callie Wood, Josie Wood, Anna Wood and Frazier	W.T. Shelton	8/30/1934	28	7N	6E	S/2 SE/4	538	51
J.D. Campbell	W.T. Shelton	7/7/1934	28	7N	6E	S/2 SE/4	??	??
E.W. Whiteney, and V.V. Harris, Receiver for Whiteney	W.T. Shelton	7/7/1934	28	7N	6E	S/2 SE/4	??	??
Clint Wright, guardian	W.A. Villines	10/19/1935	29	7N	6E	S/2 SW/4, SW/4 SE/4	557	387
D.L. Millsap, et al	W.A. Villines	5/17/1935	29	7N	6E	S/2 SW/4, SW/4 SE/4	557	395
Imperial Royalties Company, et al	W.A. Villines	12/4/1935	29	7N	6E	S/2 SW/4, SW/4 SE/4	545	438
W.E. Grisso, et al	W.A. Villines	11/13/1935	29	7N	6E	S/2 SW/4, SW/4 SE/4	545	439
E.S. Stockton, J.A. Shirley and Benton Walker, as Board of Trustees of School District No. 31	D.B Malarnee, et al	3/5/1936	29	7N	6E	S/2 SW/4, SW/4 SE/4	545	510
W.E. Huddleston, et al	E.N. Jordan	5/6/1936	29	7N	6E	SE/4 SE/4	555	284
V.E. Huddleston, a widow	Lawrence H. Foster	9/16/1952	32	7N	6E	NE/4 NW/4	802	279
Ernest G. Ray and A.S. Kaplan	W.A. Villines	11/27/1936	32	7N	6E	SE/4 NW/4	555	383
W.E. Huddleston, et al	W.A. Villines	7/19/1935	32	7N	6E	SE/4 NW/4	557	508

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
John Brothers	J.E. Hall	8/3/1937	32	7N	6E	SE/4 NW/4	570	560
A.S. Kaplan and Ernest G. Ray	W.A. Villines	1/18/1936	32	7N	6E	SE/4 NW/4	546	27
V.E. Huddleston, a widow	Wolfe Drilling Company	4/4/1950	32	7N	6E	E/2 SW/4	714	177
Hammons Royalty Company	The Texas Company	5/22/1934	32	7N	6E	N/2 NE/4	534	1
Papoose Oil Company	The Texas Company	7/7/1934	32	7N	6E	N/2 NE/4	534	474
Sallie Hale, et al	L.T. Ruark	5/19/1937	32	7N	6E	N/2 NE/4	570	480
Jim Wright, et al	L.T. Ruark	5/19/1937	32	7N	6E	N/2 NE/4	570	81
Emma Green, et al	L.T. Ruark	6/4/1937	32	7N	6E	N/2 NE/4	570	487
Edgar Barrett	L.T. Ruark	5/25/1937	32	7N	6E	N/2 NE/4	570	498
Ernest G. Ray and A.S. Kaplan	W.A. Villines	11/27/1936	32	7N	6E	W/2 SW/4 NE/4	555	383
W.E. Huddleston, et al	W.A. Villines	7/19/1935	32	7N	6E	W/2 SW/4 NE/4	557	508
John Brothers	J.E. Hall	8/3/1937	32	7N	6E	W/2 SW/4 NE/4	570	560
W.E. Huddleston, et al	W.A. Villines	7/19/1935	32	7N	6E	E/2 SW/4 NE/4	557	508
A.S. Kaplan and Ernest G. Ray	W.A. Villines	11/27/1936	32	7N	6E	E/2 SW/4 NE/4	??	??
John Brothers	J.E. Hall	8/3/1937	32	7N	6E	E/2 SW/4 NE/4	470	560
A.S. Norvell, et al	J.F. Smith and W.A. Villines	5/4/1937	32	7N	6E	SE/4 NE/4	570	518
Hugh Bowles and Jessie Bowles, his wife; Lucy Dye, a widow	Sam F. Sparks and Marille Sparks	2/12/1937	32	7N	6E	NW/4 SE/4	546	76
A.L. Austin and Sadie Austin	W.T. Shelton	8/19/1935	32	7N	6E	NE/4 SE/4	555	95
Harber & Riddle, Inc.	J.F. Smith	7/10/1937	32	7N	6E	NE/4 SE/4	555	517
Sam Lewis and Agnes Lewis, his wife	H.D. Amos	8/17/1935	32	7N	6E	SE/4 SE/4	555	100
Oscar (O.H.) Hankins and Lou Hankins, his wife	The Bradley Producing Corporation	12/8/1952	33	7N	6E	NW/4 NW/4	806	253
Jay C. Huffman	Lawrence H. Foster	10/8/1952	33	7N	6E	NW/4 NW/4	802	246
G.B. Suppes and Willa F. Suppes, his wife	Lawrence H. Foster	10/1/1952	33	7N	6E	NW/4 NW/4	802	243
Emeline H. Conway	Lawrence H. Foster	9/26/1952	33	7N	6E	NW/4 NW/4	802	240
George L. Rose	S.H. Mount	11/20/1934	33	7N	6E	SW/4 NW/4, NW/4 SW/4	545	37
Othelar West, et al	W.T. Shelton	1/11/1935	33	7N	6E	E/2 NW/4	553	76
John Y. Kennedy and G.W. Whittman	W.T. Shelton	1/28/1935	33	7N	6E	E/2 NW/4	555	55
B.H. Rowlette, et al	W.T. Shelton	1/18/1935	33	7N	6E	E/2 NW/4	553	569
Henry Lyon, guardian, etc.	W.T. Shelton	4/30/1935	33	7N	6E	E/2 NW/4	546	10
F.P. Swan, et al	W.T. Shelton	1/24/1935	33	7N	6E	NE/4 SW/4	555	62
C.W. Johnston & R.T. Harber	W.T. Shelton	6/14/1935	33	7N	6E	NE/4 SW/4	545	17
Burton-Bates Royalty Corporation, Inc.	W.T. Shelton	8/20/1935	33	7N	6E	NE/4 SW/4	555	97
C.R. Harryman and Elnora Harryman, his wife, Nellie Eichenberger and husband, Elnora Sutterfield and husband, Jeanne Sullivan (nee Millsap) and husband Pearcy B. Millsap, otherwise known as P.B. Millsap, and wife	George L. Thompson	8/5/1937	33	7N	6E	SW/4 SW/4	555	590
Alice Josephine Millsap	George L. Thompson	9/2/1937	33	7N	6E	SW/4 SW/4	555	583

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
C.R. Harryman and Elnora Harryman, his wife, Nellie Eichenberger and husband, Elnora Sutterfield and husband, Jeanne Sullivan (nee Millsap) and husband Pearcy B. Millsap, otherwise known as P.B. Millsap, and wife	George L. Thompson	8/5/1937	33	7N	6E	SE/4 SW/4	555	591
Alice Josephine Millsap	George L. Thompson	9/2/1937	33	7N	6E	SE/4 SW/4	555	584
Virginia Mason, a widow	The Prairie Oil and Gas Company	8/6/1930	33	7N	6E	W/2 NE/4	431	260
C.E. McCann	Shaffer Oil & Refining	6/19/2024	33	7N	6E	E/2 NE/4	183	6
F.P. Swan, et al	Earl J. Blevins & J.B. Terry	11/17/1937	33	7N	6E	NW/4 SE4	586	111
Billie Wood	W.T. Shelton	11/2/1934	33	7N	6E	NE/4 SE/4	549	151
Billie Wood, single	O.T. Damron	12/27/1937	33	7N	6E	NE/4 SE/4	120	375
B.F. Davis	J.J. Deaner	11/1/1934	33	7N	6E	NE/4 SE/4	545	21
B.F. Davis and J.A. Patterson	J.J. Deaner	11/2/1934	33	7N	6E	NE/4 SE/4	545	31
B.F. Davis and J.A. Patterson	J.J. Deaner, D.B. Malernee and W.T. Shelton	7/3/1939	33	7N	6E	NE/4 SE/4	601	556
H.A. Hughes and wife	W.T. Shelton	1/5/1943	33	7N	6E	NE/4 SE/4	553	72
L.L. Sturgeon	W.T. Shelton	1/5/1935	33	7N	6E	NE/4 SE/4	545	100
C.R. Harryman and Elnora Harryman, his wife, Nellie Eichenberger and husband, Elnora Sutterfield and husband, Jeanne Sullivan (nee Millsap) and husband Pearcy B. Millsap, otherwise known as P.B. Millsap, and wife	George L. Thompson	8/5/1937	33	7N	6E	SW/4 SE/4	555	593
Alice Josephine Millsap	George L. Thompson	9/2/1937	33	7N	6E	SW/4 SE/4	555	582
C.R. Harryman and Elnora Harryman, his wife, Nellie Eichenberger and husband, Elnora Sutterfield and husband, Jeanne Sullivan (nee Millsap) and husband Pearcy B. Millsap, otherwise known as P.B. Millsap, and wife	George L. Thompson	8/5/1937	33	7N	6E	SE/4 SE/4	555	590
Alice Josephine Millsap	George L. Thompson	9/2/1937	33	7N	6E	SE/4 SE/4	555	581
The Link Oil Company and Margaret J. Williams, a widow and Mary Clay Williams, a single woman	Lawrence H. Foster	9/18/1952	34	7N	6E	E/2 W/2 NW/4	802	273
W.E. Harber, W.E. Grisso, W.W. Hamrick, O.J. Hamrick, L.D. Millsap, and Alice Millsap	W.T. Shelton	6/15/1934	34	7N	6E	W/2 W/2 NW/4	538	41
H.T. Riddle	W.T. Shelton		34	7N	6E	W/2 W/2 NW/4	538	43
Sands Petroleum Corporation	W.T. Shelton	9/4/1934	34	7N	6E	W/2 W/2 NW/4	538	39
Okla Ward and Clarence Ward, et al	D.V. Love	5/20/1936	34	7N	6E	W/2 SW/4, W/2 SE/4 SW/4, NE/4 SE/4 SW/4	555	472
A.H. McCreery and Dorothy K. McCreery, husband and wife	Whelan-Warren Company	3/8/1935	34	7N	6E	NW/4 SW/4	555	49

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
Alice Atkinson, and Ollie Huckleberry	George Huckleberry	2/26/1940	34	7N	6E	NW/4 SW/4 SW/4, E/2 SW/4 SW/4, W/2 SER/4 SW/4, NE/4 SE/4 SW/4	596	515
Alice Atkinson, and Ollie Huckleberry	L.J. Shepherd and Fred Thomas	3/30/1953	34	7N	6E	SW/4 SW/4 SW/4	811	216
It is the intent of this Purchase and Sale Agreement to convey all interest owned by Seller in the leases and lands described below whether or not said interests are properly described above, to wit:								
Township 6 North, Range 6 East, Seminole County, OK.		Gross and Net Acres						
The North Half (N/2) of Section 4		320.00						
The North Half of the Northeast Quarter of Section 5		80.00						
Township 7 North, Range 6 East, Seminole County, OK								
The Southwest Quarter (SW/4) of Section 27		160.00						
The South Half of the Southeast Quarter (S/2 SE/4) of Section 28		80.00						
The North Half of the Southeast Quarter (N/2 SE/4) of Section 28		80.00						
The South Half of the South Half (S/2 S/2) of Section 29		160.00						
The East Half of the West Half (E/2 W/2), The Northeast Quarter (NE/4), the North Half of the Southeast Quarter (N/2 SE/4) and the Southeast Quarter of the Southeast (SE/4 SE/4) of Section 32		440.00						
All of Section 33		640.00						

LESSOR	LESSEE	OGL / MEMORANDUM Date	Section	Township	Range	DESCRIPTION	Book	Page
Seminole County, Oklahoma								
The West Half of the West Half (W/2 W/2), The North Half of the Southeast Quarter of the Southwest Quarter (N/2 SE/4 SW/4), and the Southwest Quarter of the Southeast Quarter of the Southwest Quarter (SW/4 SE/4 SW/4) of Section 34		190.00						
Total		2150.00						

Exhibit "A-2"

This Exhibit "A-2" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

The "Surface"

Township 7 North, Range 6 East, Seminole County, OK

The South Half of the Southeast Quarter (S/2 SE/4) of Section 28

Also described as follows:

TRACT 1: S/2 SE/4 less 3 acre tract described as follows: Beginning at the SW corner of the SE/4 SE/4 Section 28-7N-6E; thence North 333 feet to POB; thence West to the South ROW line of Hwy 48; thence North and East along said South ROW line to point where it intersects the North and South Forty line of the SE/4 SE/4 Section 28-7N-6E: thence South along said Forty line to POB, containing 77 acres mol.

TRACT 2: A tract described as follows: Beginning at the SW corner of the SE/4 SE/4 Section 28-7N-6E; thence North 333 feet to POB; thence West to the South ROW line of Hwy 48; thence North and East along said South ROW line to point where it intersects the North and South Forty line of the SE/4 SE/4 Section 28-7N- 6E; thence South along said Forty line to POB, containing 3 acres mol.

Exhibit "B"

This Exhibit "B" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

The "Wells"

Seller's Working Interest = 100.00%
Seller's Net Revenue Interest = 83.00%

The Dora Field Earlsboro Sand Unit (aka the Konawa Dora Unit) covering the following lands as Unitized under Oklahoma Corporation Commission CD#4902, Order #27438

Township 6 North, Range 6 East, Seminole County, OK.

The North Half (N/2) of Section 4

The North Half of the Northeast Quarter of Section 5

Township 7 North, Range 6 East, Seminole County, OK

The Southwest Quarter (SW/4) of Section 27

The South Half of the Southeast Quarter (S/2 SE/4) of Section 28

The North Half of the Southeast Quarter (N/2 SE/4) of Section 28

The South Half of the South Half (S/2 S/2) of Section 29

The East Half of the West Half (E/2 W/2), The Northeast Quarter (NE/4), the North Half of the Southeast Quarter (N/2 SE/4) and the Southeast Quarter of the Southeast (SE/4 SE/4) of Section 32

All of Section 33

The West Half of the West Half (W/2 W/2), The North Half of the Southeast Quarter of the Southwest Quarter (N/2 SE/4 SW/4), and the Southwest Quarter of the Southeast Quarter of the Southwest Quarter (SW/4 SE/4 SW/4) of Section 34

AND the following wells:

1. Billy Woods #B-2	Section 33-7N-6E
2. Billy Woods #B-3	Section 33-7N-6E
3. Billy Woods #A-1	Section 28-7N-6E
4. Billy Woods #A-2	Section 28-7N-6E
5. Billington #1	Section 28-7N-6E
6. Billington #2	Section 28-7N-6E
7. Billington #3	Section 28-7N-6E
8. Billlington #4	Section 28-7N-6E
9. Harris #3 SWD	Section 4-6N-6E
10. Harris #A-4	Section 4-6N-6E
11. Harris #A-5	Section 4-6N-6E
12. Harris #A-6	Section 4-6N-6E
13. Snider #3-B	Section 4-6N-6E
14. Snider #4-B	Section 4-6N-6E
15. Hamrick #2	Section 34-7N-6E
16. Hamrick #4	Section 34-7N-6E
17. Harryman #4-C	Section 33-7N-6E
18. Harryman #D-1 SWD	Section 33-7N-6E
19. McCann #A-2(Billy Woods SWD)	Section 33-7N-6E
20. McCann #A-5	Section 33-7N-6E
21. McCann #A-7	Section 33-7N-6E
22. Swan #A-1	Section 33-7N-6E
23. Swan #B-1 SWD	Section 33-7N-6E
24. Swan #A-2	Section 33-7N-6E
25. Swan #A-4	Section 33-7N-6E
26. Willie Woods #2	Section 27-7N-6E
27. Willie Woods #4	Section 27-7N-6E
28. Darbie #1	Section 5-6N-6E

Exhibit "C"

This Exhibit "C" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

The Equipment

Pumping Units

1. All pumping units associated with the wells listed on Exhibit "B"

Tank Batteries

1. All pumping units associated with the wells listed on Exhibit "B"

Salt Water Disposal Facility

1. All equipment associated with the Harryman #D-1, McCann#A-2 (Billy Woods SWD), and Swan #B-1 salt water disposal wells

Meters

1. All meters located on the land described on Exhibit "A" and with the wells described on Exhibit "B"

Surplus Equipment

1. All pipe, equipment, fittings, tools, racks, buildings, sheds, and miscellaneous equipment, supplies and parts located on the lands being acquired as described in Exhibit A-2.

Exhibit "D"

This Exhibit "D" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer.

Gathering Systems:

1. All gas gathering, compressors, and processing systems associated with the lands and wells described on Exhibit "A" and Exhibit "B" attached hereto.

2. All oil gathering, flowlines and transport systems associated with the lands and wells described on Exhibit "A" and Exhibit "B" attached hereto.

3. All water gathering, flowlines and transport systems associated with the lands and wells described on Exhibit "A" and Exhibit "B" attached hereto.

EXHIBIT "E"

This Exhibit "E" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer"

Land	Allocated Value
The South Half of the Southeast Quarter (S/2 SE/4) Section 28 Township 7 North Range 6 East, Seminole County, Oklahoma	$120,000

Well Name	Location		Allocated Value
Billington #1	Section 28-7N-6E		$7,500
Billington #2	Section 28-7N-6E		$7,500
Billington #3	Section 28-7N-6E		$7,500
Billington #4	Section 28-7N-6E		$7,500
Billy Woods #B-2	Section 33-7N-6E		$7,500
Billy Woods #B-3	Section 33-7N-6E		$40,631
Billy Woods #A-1	Section 28-7N-6E		$7,500
Billy Woods #A-2	Section 28-7N-6E		$7,500
Harris #3 SWD	Section 4-6N-6E		$20,000
Harris #A-4	Section 4-6N-6E		$7,500
Harris #A-5	Section 4-6N-6E		$28,817
Harris #A-6	Section 4-6N-6E		$28,817
Snider #3-B	Section 4-6N-6E		$7,500
Snider #4-B	Section 4-6N-6E		$7,500
Hamrick #2	Section 34-7N-6E		$7,500
Hamrick #4	Section 34-7N-6E		$7,500
Harryman #4-C	Section 33-7N-6E		$36,235
Harryman #D-1 SWD	Section 33-7N-6E		$25,000
McCann #A-2(Billy Woods SWD)	Section 33-7N-6E		$12,500
McCann #A-5	Section 33-7N-6E		$7,500
McCann #A-7	Section 33-7N-6E		$7,500
Swan #A-1	Section 33-7N-6E		$10,000
Swan #B-1 SWD	Section 33-7N-6E		$12,500
Swan #A-2	Section 33-7N-6E		$7,500
Swan #A-4	Section 33-7N-6E		$7,500
Willie Woods #2	Section 27-7N-6E		$112,500
Willie Woods #4	Section 27-7N-6E		$112,500
Darbie #1	Section 5-6N-6E		$7,500
		Well Subtotal	$567,000

Equipment	Allocated Value
All personal property and fixtures used in connection with the production, gathering, treatment, storing, sale, or disposal of hydrocarbons or water produced from the properties.	$63,000

Return to: Pinson Land Services, LLC,
10201 Buffalo Ridge Rd., Edmond, OK, 73025

		Total	$750,000

Exhibit "F"

This Exhibit "F" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE

THIS ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE is dated this 1st day of August, 2022, but effective the 1st day of May, 2022 (the "Effective Date") by and between **VENIS EXPLORATION COMPANY,** an Oklahoma corporation whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817, **DWAIN VENUS**, a single man, whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817, **BONNIE VENUS AKA BONNIE J. VENUS AKA BONNIE J. GEYMAN,** a married woman whose husband is **TOM GEYMAN, BONNIE J. VENUS, TRUSTEE OF THE BONNIE J 1996 TRUST UNDER AGREEMENT DATED JUNE 19, 1996**, P.O. Box 9344, Longboat Key, FL 34228, and **EXTRO, INC.**, an Oklahoma corporation, c/o Bonnie Geyman, P.O. Box 9344, Longboat Key, FL 34228 and **SILVERBACK, LLC**, an Oklahoma Limited Liability Company whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817 (collectively referred to herein as "ASSIGNOR"), and **ALPHA ENERGY, INC.**, a Colorado Corporation (75%) whose address is 14143 Denver West Parkway, Suite 100, Denver, CO 80401 and **KONAWA DORA, LLC,** an Oklahoma LLC (25%), whose address is 10201 Buffalo Ridge Rd, Edmond, OK 73025 (collectively referred to herein as "ASSIGNEE").

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and terms and conditions hereinafter set out, Assignor hereby transfers, grants, sells, assigns, delivers and conveys to Assignee, in the proportions so stated above, 100% of Assignor's right, title, and interest in any oil and gas leases located within the Lands described on Exhibit "A" and in and to the specific leases described on Exhibit "A-1" and in and to the Wells described on Exhibit "B", all said Exhibits being attached hereto and made a part of this Assignment.

The foregoing assignment shall include the following:

A. The leasehold interests, working interest, operating rights, overriding royalty interests, easements, rights of way, wells, units, and other similar interests in the properties described in Exhibits "A", "A-1", and "B" hereto and any rights that arise by operation of law or otherwise in all properties and lands pooled, unitized, communitized or consolidated with such properties (the "Oil and Gas Properties).

B. All severed crude oil, natural gas and other hydrocarbons and other minerals or materials of every kind and description produced from the Oil and Gas Properties and either (a) in storage tanks on the Effective Date, or (b) sold on or after the Effective Date.

C. All physical facilities, equipment, and interests therein that are used or held for use solely in connection with the ownership or operation of the Oil and Gas Properties.

D. All (a) contracts, agreements, and Assignor's files that relate to the Oil and Gas Properties; and (b) governmental permits and licenses of Assignor (other than bonds), to the extent such permits and license are transferable; and (c) easements and rights of way used or held for use in connection with the Oil and Gas Properties; and (d) amendments, ratifications or extensions of the foregoing.

TO HAVE AND TO HOLD all and singular the Oil and Gas Properties together with all rights, titles, interest, estates, remedies, powers and privileges thereunto appertaining unto Assignee and its respective successors, legal representatives and assigns forever, with warrant limited tp persons, or parties claiming by, through or under Assignor, but not otherwise, relating to all leasehold interest and/or mineral ownership, as well as the conditions, quantity, quality, fitness for a particular purpose, merchantability of any of the equipment, or its fitness for any purpose.

ASSIGNOR agrees to execute and deliver unto Assignee such further Assignments, Bills of Sale or other instruments, which are necessary to fulfill the terms and conditions of this Assignment of Oil and Gas Leases and Bill of Sale.

THIS ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE is subject to the terms and conditions of that certain Purchase and Sale Agreement dated the 12th day of April, 2022 by and between Assignor and Assignee.

THIS ASSIGNMENT OF OIL AND GAS LEASES AND BILL OF SALE may be executed in counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

ASSIGNOR:

VENIS EXPLORATION COMPANY, INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

DWAIN VENIS

BY: ______________________________

BONNIE VENUS AKA BONNIE J. VENUS AKA BONNIE J. GEYMAN, INDIVIDUALLY AND AS TRUSTEE OF THE BONNIE J 1996 TRUST UNDER AGREEMENT DATED JUNE 19, 1996

By:______________________________

TOM GEYMAN

By:______________________________

EXTRO, INC.

BY: ______________________

Name: ______________________

Title: ______________________

SILVERBACK, LLC

By: ______________________

Name: ______________________

Title: ______________________

Exhibit "F-1"

This Exhibit "F-1" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

THAT, SILVERBACK, LLC, an Oklahoma Limited Liability Company whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817 (referred to herein as "GRANTOR"), in consideration of the sum of One-Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, does hereby Grant, Bargain, Sell and Convey unto and **ALPHA ENERGY, INC**., a Colorado Corporation (75%) whose address is 14143 Denver West Parkway, Suite 100, Golden, CO 80401 and **KONAWA DORA, LLC,** an Oklahoma LLC (25%), whose address is 10201 Buffalo Ridge Rd, Edmond, OK 73025 (collectively referred to herein as "GRANTEE"), the following described real property and premises situate in Seminole County, State of Oklahoma, to-wit:

The South Half of the Southeast Quarter (S/2 SE/4)
also described as

TRACT 1: S/2 SE/4 less 3 acre tract described as follows: Beginning at the SW corner of the SE/4 SE/4 Section 28-7N-6E; thence North 333 feet to POB; thence West to the South ROW line of Hwy 48; thence North and East along said South ROW line to point where it intersects the North and South Forty line of the SE/4 SE/4 Section 28-7N-6E; thence South along said Forty line to POB, containing 77 acres mol.

TRACT 2: A tract described as follows: Beginning at the SW corner of the SE/4 SE/4 Section 28-7N-6E; thence North 333 feet to POB; thence West to the South ROW line of Hwy 48; thence North and East along said South ROW line to point where it intersects the North and South Forty line of the SE/4 SE/4 Section 28-7N- 6E; thence South along said Forty line to POB, containing 3 acres mol.

Section 28 Township 7 North Range 6 East,
Seminole County, Oklahoma

together with all the improvements thereon and the appurtenances thereunto belonging, and warrant the title to the same.

TO HAVE AND TO HOLD said described premises unto the said party of the second part, its heirs and assigns forever, free, clear and discharged of and from all former grants, charges, taxes, judgments, mortgages and other liens and encumbrances of whatsoever nature, except easements and mineral reservations of record.

Signed and delivered this 1st day of August, 2022

SILVERBACK, LLC.

By: ______________________________

Name: ______________________________

Title: ______________________________

State of ____________________ }
County of ____________________ }

This instrument was acknowledged before me a Notary Public by ______________________________, on the ______ day of ______, 2022.

My commission expires: ______________ ______________________________
Notary Public

After recording return to: Pinson Land Services, LLC
10201 Buffalo Ridge Rd
Edmond, Ok. 73025

Exhibit "F-2"

This Exhibit "F-2" is attached to and made a part of that certain Purchase and Sale Agreement dated April 12, 2022, by and between Venis Exploration Company, Inc, Silverback, LLC, Dwain Venis, Bonnie Venis aka Bonnie J. Venis aka Bonnie J. Geyman and her husband Tom Geyman, Bonnie J. Venis Trustee of the Bonnie J 1996 Trust under Agreement dated June 19, 1996 and Extro, Inc. as "Seller" and Alpha Energy, Inc and Konawa Dora, LLC, as "Buyer

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

THIS ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS is dated this 1st day of August, 2022, but effective the 1st day of May, 2022 (the "Effective Date") by and between **ALPHA ENERGY, INC.**, a Colorado Corporation (75%) whose address is 14143 Denver West Parkway, Suite 100, Denver, CO 80401 and **KONAWA DORA, LLC,** an Oklahoma LLC (25%), whose address is 10201 Buffalo Ridge Rd, Edmond, OK 73025 (collectively referred to herein as "ASSIGNOR") and **EXTRO, INC.**, an Oklahoma corporation, (50%) c/o Bonnie Geyman, P.O. Box 9344, Longboat Key, FL 34228 and **SILVERBACK, LLC**, an Oklahoma Limited Liability Company (50%) whose address is 13724 Leatherstem Ln, Aledo, TX 76008-1817 (collectively referred to herein as "ASSIGNEE"), and

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and terms and conditions hereinafter set out, Assignor hereby transfers, grants, sells, assigns, delivers and conveys to Assignee, in the proportions so stated above, a 2% Overriding Royalty Interest in and to the oil and gas leases described on Exhibit "A".

Said ORRI shall be conveyed to Seller free and clear of any cost and expense of the development and operation thereof, except taxes applicable to said interest and the production therefrom and shall be reduced proportionately to the interest owned by ASSIGNOR.

Assignee hereby accepts the interest conveyed herein without warranty of title, either express or implied, and all of the terms, conditions, covenants, obligations, reservations, exceptions and agreements hereof shall constitute covenants running with the land and same shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns. Assignor warrants that there are no unreleased judgments, liens, mortgages or other encumbrances burdening its interest, whether of record or not.

IN WITNESS WHEREOF, this instrument is executed on this 1st day of August, 2022, but effective the 1st day of May, 2022.

Alpha Energy, Inc.

By:____________________________________

Title: __________________________________

Konawa Dora, LLC

By:____________________________________

Title: __________________________________

State of __________________________ }
County of ________________________ }

This instrument was acknowledged before me a Notary Public by ____, on the ______ day of ______, 2022.

My commission expires: ________________ _____________________________
Notary Public

State of __________________________ }
County of ________________________ }

This instrument was acknowledged before me a Notary Public by ____, on the ______ day of ______, 2022.

My commission expires: ________________ _____________________________
Notary Public